Exhibit 99.1

www.e2open.com

Press Release

E2open Announces Fiscal 2025 Second Quarter Financial Results

GAAP subscription revenue of $131.6 million at the high end of Q2 FY25 guidance range

DALLAS, Texas – October 9, 2024 – E2open Parent Holdings, Inc. (NYSE: ETWO) (“e2open” or the “Company”), the connected supply chain SaaS platform with the largest multi-enterprise network, today announced financial results for its fiscal second quarter ended August 31, 2024.

“During the second fiscal quarter, e2open continued to execute our comprehensive, client-focused plan to re-position the company for strong organic growth, and we made important progress in key areas,” said Andrew Appel, e2open chief executive officer. “Notably, we met our plan for sequential improvement in our Q2 retention performance and are on track to improve further in Q3. Rigorous operational cadence around client management, as well as a cultural shift to make client success our top priority, are making a difference in this vital area. During Q2, we closed important subscription wins with cross-sell and new logo clients in diverse industries and increased quarterly subscription bookings both year over year and compared to the prior quarter, although we also experienced delays in closing certain large, complex deals due to extended client decision timelines. While we have more work to do to return to sustainable double-digit growth, we enjoy a strong market foundation of highly competitive solutions and an impressive blue-chip customer base that we will build on going forward.”

“In Q2 FY25, e2open delivered subscription revenue above the mid-point of our guidance and our adjusted EBITDA margins remained strong,” said Marje Armstrong, chief financial officer of e2open. “Our focused work to improve client retention, sales execution, and implementation excellence is resonating very well with our customer base. Given the extended timeline of large deal closures that we have experienced in the first half of this fiscal year, we are adjusting our FY25 subscription and services revenue guidance to take a more conservative view of full-year performance. We remain well positioned to build revenue momentum and close many of the delayed deals as we move through the fiscal year and as we work to complete our ongoing strategic review.”

Fiscal Second Quarter 2025 Financial Highlights

•
Revenue
o
GAAP subscription revenue for the second quarter of 2025 was $131.6 million, a decrease of 2.3% from the year-ago comparable period and 86.5% of total revenue.

o
Total GAAP revenue for the second quarter of 2025 was $152.2 million, a decrease of 4.0% from the year-ago comparable period.

•
GAAP gross profit for the second quarter of 2025 was $74.6 million, a decrease of 5.7% from the year-ago comparable period. Non-GAAP gross profit was $105.0 million, down 4.1%.

•
GAAP gross margin for the second quarter of 2025 was 49.0% compared to 50.0% for the year-ago comparable period. Non-GAAP gross margin was 69.0% compared to 69.1% from the comparable year-ago period.

•
GAAP Net loss for the second quarter of 2025 was $32.9 million compared to a net loss of $38.6 million from the year-ago comparable period. Adjusted EBITDA for the second quarter of 2025 was $54.9 million, a decrease of 2.2% from the year-ago comparable period. Adjusted EBITDA margin was 36.1% versus 35.4% from the comparable year-ago period.

•
GAAP EPS for the second quarter of 2025 was a loss of $0.10. Adjusted EPS for the second quarter of 2025 was $0.05.

Recent Business Highlights

•
Held e2open Connect 2024, the company’s annual customer and partner conference, in Orlando, Florida. More than 50 educational sessions were delivered, nearly half by clients on their use cases and supply chain transformations over three days at this year’s North America event.

•
Closed new logo and cross-sell business with large, well-known global companies in diverse market segments including consumer goods manufacturing and distribution, high-technology manufacturing, and retail. These clients selected e2open solutions to automate and connect client transportation operations, provide enhanced visibility over component supply and inventory, enable seamless global trade compliance, and reduce the total landed cost of goods, all of which will help drive cost savings and growth for the respective companies. Among the customer go-lives in the quarter is a notable supply solution with a long-standing communications and information technology client that enables consolidation of and visibility to critical business data from multiple source systems.

•
Introduced innovations including the launch of Appointment Scheduling API, and showcased at Connect a range of pragmatic applied AI across the platform: universal forecasting engine in Connected Planning, business risk monitor in Supply, expanded next-generation capabilities in Connected Logistics, and AI-powered advancements in Global Trade.

•
Released 2024 Sustainability Report providing continued transparency into the company’s approach to environmental, social, and governance (ESG), and highlighting the role of network-based supply chain management platforms in addressing ESG risks and opportunities at the scope and scale of business.

Financial Outlook for Fiscal Year 2025

As of October 9, 2024, e2open is updating full year 2025 guidance previously provided on April 29, 2024, and providing third quarter 2025 guidance as follows:

Fiscal 2025 and Fiscal Third Quarter GAAP Subscription Revenue

•
GAAP subscription revenue for fiscal 2025 is expected to be in the range of $526 million to $532 million, reflecting a negative 1.5% organic growth rate at the mid-point.

•
GAAP subscription revenue for the fiscal third quarter of 2025 is expected to be in the range of $130 million to $133 million, reflecting a negative 1.0% organic growth rate at the mid-point.

Fiscal 2025 Total GAAP Revenue

•
Total GAAP revenue for fiscal 2025 is expected to be in the range of $607 million to $617 million, reflecting a negative 3.6% organic growth rate at the mid-point.

Fiscal 2025 Non-GAAP Gross Profit Margin

•
Non-GAAP gross profit margin for fiscal 2025 is expected to be in the range of 68% to 70%.

Fiscal 2025 Adjusted EBITDA

•
Adjusted EBITDA for fiscal 2025 is expected to be at the low end of the previously provided range of $215 million to $225 million with an implied adjusted EBITDA margin of approximately 35%.

Quarterly Conference Call

E2open will host a conference call today at 5:00 p.m. ET to review fiscal second quarter 2025 financial results, in addition to discussing the Company’s outlook for the full fiscal year 2025. To access this call, dial 888-506-0062 (domestic) or 973-528-0011 (international). The conference ID is 101565. A live webcast of the conference call will be accessible in the “Investor Relations” section of e2open’s website at www.e2open.com. A replay of this conference call can also be accessed through October 23, 2024, at 877-481-4010 (domestic) or 919-882-2331 (international). The replay passcode is 51226. An archived webcast of this conference call will also be available after the completion of the call in the “Investor Relations” section of the Company’s website at www.e2open.com.

About e2open

E2open is the connected supply chain software platform that enables the world’s largest companies to transform the way they make, move, and sell goods and services. With the broadest cloud-native global platform purpose-built for modern supply chains, e2open connects more than 480,000 manufacturing, logistics, channel, and distribution partners as one multi-enterprise network tracking over 16 billion transactions annually. Our SaaS platform anticipates disruptions and opportunities to help companies improve efficiency, reduce waste, and operate sustainably. Moving as one.™ Learn More: www.e2open.com.

E2open and “Moving as one.” are the registered trademarks of E2open, LLC. All other trademarks, registered trademarks and service marks are the property of their respective owners.

Non-GAAP Financial Measures

This press release includes certain financial measures not presented in accordance with generally accepted accounting principles (“GAAP”) including non-GAAP revenue, non-GAAP subscription revenue, non-GAAP professional services and other revenue, adjusted EBITDA, adjusted EBITDA margin, non-GAAP gross profit, non-GAAP net income, non-GAAP gross margin, adjusted free cash flow and adjusted earnings per share. These non-GAAP financial measures are not a measure of financial performance in accordance with GAAP and may exclude items that are significant in understanding and assessing the Company’s financial results. Therefore, these measures should not be considered in isolation or as an alternative to net income, cash flows from operations or other measures of profitability, liquidity, or performance under GAAP. You should be aware that the Company’s presentation of these measures may not be comparable to similarly titled measures used by other companies.

The Company believes this non-GAAP measure of financial results provides useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends in comparing the Company’s financial measures with other similar companies, many of which present similar non-GAAP financial measures to investors. These non-GAAP financial measures are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non-GAAP financial measures.

NOTE: E2open is unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measures for non-GAAP gross profit margin or adjusted EBITDA without unreasonable effort, and therefore no reconciliation of certain forward-looking non-GAAP financial measures for non-GAAP gross profit margin or adjusted EBITDA is included.

Safe Harbor Statement

Certain statements in this press release are "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. These statements relate to future events or the Company's future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Company or its industry to be materially different from those expressed or implied by any forward-looking statements. In particular, statements about the Company's expectations, beliefs, plans, objectives, assumptions, future events or future performance contained in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as "may," "will," "could," "would," "should," "expect," "plan," "anticipate," "intend," "believe," "estimate," "predict," "potential," "outlook," "guidance" or the negative of those terms or other comparable terminology.

Please see the Company's documents filed or to be filed with the Securities and Exchange Commission, including the annual report filed on Form 10-K, and any amendments thereto for a discussion of certain important risk factors that relate to forward-looking statements contained in this press release. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates, and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company's control. These and other important factors may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Any forward-looking statements are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

###

Investor Contact

Dusty Buell

dusty.buell@e2open.com

investor.relations@e2open.com

Media Contact

5W PR for e2open

e2open@5wpr.com

408-504-7707

Corporate Contact

Kristin Seigworth

VP Communications, e2open

kristin.seigworth@e2open.com

pr@e2open.com

E2OPEN PARENT HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended August 31,
(In thousands, except per share amounts)	2024	2023
Revenue
Subscriptions	$ 131,555	$ 134,734
Professional services and other	20,637	23,754
Total revenue	152,192	158,488
Cost of Revenue
Subscriptions	36,317	36,780
Professional services and other	16,531	17,844
Amortization of acquired intangible assets	24,699	24,698
Total cost of revenue	77,547	79,322
Gross Profit	74,645	79,166
Operating Expenses
Research and development	25,979	24,945
Sales and marketing	20,325	21,551
General and administrative	21,579	38,550
Acquisition-related expenses	1,720	18
Amortization of acquired intangible assets	20,143	19,993
Goodwill impairment	—	—
Intangible asset impairment	—	—
Total operating expenses	89,746	105,057
Loss from operations	(15,101)	(25,891)
Other income (expense)
Interest and other expense, net	(25,150)	(25,517)
Gain (loss) from change in tax receivable agreement liability	2,908	7,927
Gain from change in fair value of warrant liability	4,399	1,489
Gain (loss) from change in fair value of contingent consideration	2,040	1,260
Total other expense	(15,803)	(14,841)
Loss before income tax provision	(30,904)	(40,732)
Income tax (expense) benefit	(1,949)	2,103
Net loss	(32,853)	(38,629)
Less: Net loss attributable to noncontrolling interest	(2,990)	(3,757)
Net loss attributable to E2open Parent Holdings, Inc.	$ (29,863)	$ (34,872)

Weighted-average common shares outstanding:
Basic	308,059	303,220
Diluted	308,059	303,220
Net loss attributable to E2open Parent Holdings, Inc. common shareholders per share:
Basic	$ (0.10)	$ (0.12)
Diluted	$ (0.10)	$ (0.12)

E2OPEN PARENT HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)	August 31, 2024	February 29, 2024
Assets
Cash and cash equivalents	$ 142,164	$ 134,478
Restricted cash	16,593	14,560
Accounts receivable, net	112,592	161,556
Prepaid expenses and other current assets	35,974	28,843
Total current assets	307,323	339,437
Goodwill	1,858,263	1,843,477
Intangible assets, net	753,166	841,031
Property and equipment, net	65,167	67,177
Operating lease right-of-use assets	17,658	21,299
Other noncurrent assets	29,903	29,234
Total assets	$ 3,031,480	$ 3,141,655
Liabilities, Redeemable Share-Based Awards and Stockholders' Equity
Accounts payable and accrued liabilities	$ 82,234	$ 90,594
Channel client deposits payable	16,593	14,560
Deferred revenue	170,990	213,138
Current portion of notes payable	11,283	11,272
Current portion of operating lease obligations	6,746	7,378
Current portion of financing lease obligations	2,171	1,448
Income taxes payable	8,756	584
Total current liabilities	298,773	338,974
Long-term deferred revenue	1,513	2,077
Operating lease obligations	13,563	17,372
Financing lease obligations	4,209	3,626
Notes payable	1,034,389	1,037,623
Tax receivable agreement liability	62,760	67,927
Warrant liability	6,553	14,713
Contingent consideration	18,268	18,028
Deferred taxes	48,952	55,586
Other noncurrent liabilities	1,052	602
Total liabilities	1,490,032	1,556,528
Commitments and Contingencies
Redeemable share-based awards	1,710	—
Stockholders' Equity
Class A common stock	31	31
Class V common stock	—	—
Series B-1 common stock	—	—
Series B-2 common stock	—	—
Additional paid-in capital	3,425,542	3,407,694
Accumulated other comprehensive loss	(32,178)	(46,835)
Accumulated deficit	(1,942,428)	(1,873,703)
Treasury stock, at cost	(2,473)	(2,473)
Total E2open Parent Holdings, Inc. equity	1,448,494	1,484,714
Noncontrolling interest	91,244	100,413
Total stockholders' equity	1,539,738	1,585,127
Total liabilities, redeemable share-based awards and stockholders' equity	$ 3,031,480	$ 3,141,655

E2OPEN PARENT HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Six Months Ended August 31,
(In thousands)	2024	2023
Cash flows from operating activities
Net loss	$ (75,641)	$ (399,513)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation and amortization	107,058	107,168
Amortization of deferred commissions	4,400	2,758
Provision for credit losses	1,054	1,294
Amortization of debt issuance costs	2,640	2,640
Amortization of operating lease right-of-use assets	3,492	3,890
Share-based compensation	24,710	11,887
Deferred income taxes	(7,865)	(72,721)
Right-of-use assets impairment charge	576	549
Goodwill impairment charge	—	410,041
Indefinite-lived intangible asset impairment charge	—	4,000
Loss (gain) from change in tax receivable agreement liability	1,066	(5,467)
Gain from change in fair value of warrant liability	(8,160)	(16,169)
Loss (gain) from change in fair value of contingent consideration	240	(10,260)
Gain on operating lease termination	(126)	(189)
Loss (gain) on disposal of property and equipment	78	(147)
Changes in operating assets and liabilities:
Accounts receivable	47,910	51,394
Prepaid expenses and other current assets	(9,482)	(3,338)
Other noncurrent assets	(5,069)	(4,172)
Accounts payable and accrued liabilities	(16,827)	(7,825)
Channel client deposits payable	2,033	11,451
Deferred revenue	(42,711)	(33,296)
Changes in other liabilities	(949)	(2,714)
Net cash provided by operating activities	28,427	51,261
Cash flows from investing activities
Capital expenditures	(12,277)	(16,057)
Net cash used in investing activities	(12,277)	(16,057)
Cash flows from financing activities
Repayments of indebtedness	(5,617)	(5,587)
Repayments of financing lease obligations	(841)	(2,243)
Proceeds from exercise of stock options	155	—
Net cash used in financing activities	(6,303)	(7,830)
Effect of exchange rate changes on cash and cash equivalents	(128)	2,885
Net increase in cash, cash equivalents and restricted cash	9,719	30,259
Cash, cash equivalents and restricted cash at beginning of period	149,038	104,342
Cash, cash equivalents and restricted cash at end of period	$ 158,757	$ 134,601

E2OPEN PARENT HOLDINGS, INC.

RECONCILIATION OF PRO FORMA INFORMATION

TABLE I

(in millions)	Q2	Q2	$ Var	% Var
	FY2025	FY2024
PRO FORMA REVENUE RECONCILIATION
Total GAAP Revenue	152.2	158.5	(6.3)	(4.0%)
Constant currency FX impact (1)	-	-	-	n/m
Total non-GAAP revenue (constant currency basis) (2)	$152.2	$158.5	($6.3)	(3.9%)

GAAP Subscription Revenue	131.6	134.7	(3.1)	(2.3%)
Constant currency FX impact (1)	-	-	-	n/m
Non-GAAP subscription revenue (constant currency basis) (2)	$131.6	$134.7	($3.1)	(2.3%)

GAAP Professional Services and other revenue	20.6	23.8	(3.1)	(13.1%)
Constant currency FX impact (1)	-	-	-	n/m
Non-GAAP professional services and other revenue (constant currency basis) (2)	$20.6	$23.8	($3.1)	(13.1%)

PRO FORMA GROSS PROFIT RECONCILIATION
GAAP Gross profit	74.6	79.2	(4.5)	(5.7%)
Depreciation and amortization	28.2	28.8	(0.6)	(2.0%)
Share-based compensation (3)	1.8	1.1	0.7	57.9%
Non-recurring/non-operating costs (4)	0.3	0.4	(0.1)	(23.3%)
Non-GAAP gross profit	$105.0	$109.5	($4.5)	(4.1%)
Non-GAAP Gross Margin %	69.0%	69.1%
Constant currency FX impact (1)	(0.1)	-	(0.1)	n/m
Total non-GAAP gross profit (constant currency basis) (2)	$104.9	$109.5	($4.6)	(4.2%)
Non-GAAP Gross Margin % (constant currency basis) (2)	68.9%	69.1%

PRO FORMA ADJUSTED EBITDA RECONCILIATION
Net income (loss)	(32.9)	(38.6)	5.8	n/m
Interest expense, net	24.5	24.7	(0.2)	(0.9%)
Income tax benefit	2.0	(2.1)	4.1	n/m
Depreciation and amortization	53.5	53.9	(0.4)	(0.7%)
EBITDA	$47.0	$37.8	$9.2	24.4%
Share-based compensation (3)	12.9	7.4	5.5	73.7%
Non-recurring/non-operating costs (4)	2.0	3.6	(1.6)	(44.7%)
Acquisition-related adjustments (5)	1.7	-	1.7	n/m
Change in tax receivable agreement liability (6)	(2.9)	(7.9)	5.0	(63.3%)
Change in fair value of warrant liability (7)	(4.4)	(1.5)	(2.9)	195.3%
Change in fair value of contingent consideration (8)	(2.0)	(1.3)	(0.8)	61.9%
Right-of-use assets impairment charge (9)	0.6	0.2	0.4	205.3%
Legal settlement (10)	-	17.8	(17.8)	n/m
Adjusted EBITDA	$54.9	$56.1	($1.2)	(2.2%)
Adjusted EBITDA Margin %	36.1%	35.4%
Constant currency FX impact (1)	(0.2)	-	(0.2)	n/m
Total adjusted EBITDA (constant currency basis) (2)	$54.7	$56.1	($1.4)	(2.5%)
Adjusted EBITDA Margin % (constant currency basis) (2)	35.9%	35.4%

(1) Constant Currency refers to pro-forma amounts excluding the impact of translating foreign currencies into U.S. dollars. To calculate foreign currency translation on a constant currency basis, operating results for the current year period for entities reporting in currencies other than the U.S. dollar are translated into U.S. dollars at the exchange rates in effect during the comparable period of the prior year (rather than the actual exchange rates in effect during the current year period).

(2) Constant Currency refers to pro forma amounts excluding translation and transactional impacts from foreign currency exchange rates.
(3) Reflects non-cash, long-term share-based compensation expense.

(4) Primarily includes non-recurring expenses such as the non-acquisition severance related to cost reduction initiatives, reorganizations and executive transition costs; foreign currency transaction gains and losses; systems integrations; legal entity rationalization and non-recurring consulting and advisory fees.

(5) Primarily includes advisory, consulting, accounting and legal expenses incurred in connection with the strategic review.
(6) Represents the fair value adjustment at each balance sheet date for the Tax Receivable Agreement along with the associated interest.
(7) Represents the fair value adjustment at each balance sheet date of the warrant liability related to our warrants.
(8) Represents the fair value adjustment at each balance sheet date of the contingent consideration liability related to the restricted B-2 common stock and Series 2 RCUs.
(9) Represents the impairment on our operating lease ROU assets and leasehold improvements due to vacating certain facilities.
(10) Represents the $17.8 million litigation settlement for the unfavorable arbitration ruling related to the Kewill customer case.

E2OPEN PARENT HOLDINGS, INC.

RECONCILIATION OF NON-GAAP EXPENSES

TABLE II

Fiscal Second Quarter 2025
(in millions)	GAAP	Non-recurring(1)		Depreciation & Amortization	Share-Based Compensation	Non-GAAP (Adjusted)	% of Revenue
			Impairment Charges(2)
COST OF GOODS
Subscriptions	36.3	(0.2)	-	(3.3)	(1.1)	31.7	24.1%
Professional services and other	16.5	(0.2)	-	(0.2)	(0.7)	15.5	74.9%
Amortization of intangibles	24.7	-	-	(24.7)	-	-
Total cost of revenue	$77.6	($0.3)	-	($28.2)	(1.8)	$47.2	31.0%

Gross Profit	$74.6	$0.3	-	$28.2	$1.8	$105.0	69.0%

OPERATING COSTS
Research & development	26.0	(0.6)	-	(4.6)	(2.5)	18.3	12.0%
Sales & marketing	20.3	(0.2)	-	(0.3)	(2.3)	17.5	11.5%
General & administrative	21.6	(0.1)	(0.6)	(0.2)	(6.4)	14.4	9.4%
Acquisition related expenses	1.7	(1.7)	-	-	-	-
Amortization of intangibles	20.1	-	-	(20.1)	-	-
Total operating expenses	$89.7	($2.6)	($0.6)	($25.3)	($11.1)	$50.1	32.9%

(1) Primarily includes non-recurring expenses such as the non-acquisition severance related to cost reduction initiatives, reorganizations and executive transition costs; foreign currency transaction gains and losses; systems integrations; legal entity rationalization and non-recurring consulting and advisory fees.

(2) Represents the impairment on our operating lease ROU assets and leasehold improvements due to vacating certain facilities.

E2OPEN PARENT HOLDINGS, INC.

RECONCILIATION OF ADJUSTED EARNINGS PER SHARE

TABLE III

(in millions, except per share amounts)	Q2 25
GAAP Net income (loss)	(32.9)
Interest expense, net	24.5
Income taxes benefit	2.0
Depreciation & amortization	53.5
EBITDA	$47.0
Share-based compensation	12.9
Non-recurring/non-operating costs	2.0
Acquisition-related adjustments	1.7
Change in tax receivable agreement liability	(2.9)
Change in fair value of warrant liability	(4.4)
Change in fair value of contingent consideration	(2.0)
Right-of-use assets impairment charge	0.6
Adjusted EBITDA	$54.9
Depreciation	(8.6)
Interest and other expense, net	(24.5)
Normalized income taxes (1)	(5.2)
Adjusted Net Income	$16.6
Adjusted basic shares outstanding	345.3
Adjusted earnings per share	$0.05

(1) Income taxes calculated using 24% effective rate.

E2OPEN PARENT HOLDINGS, INC.

ADJUSTED FREE CASH FLOW

TABLE IV

(in millions)	Q1 25	Q2 25	Q2 YTD
GAAP operating cash flow	35.9	(7.5)	28.4

Add: Non-recurring cash payments (1)	4.3	2.9	7.2
Add: Change in channel client deposits payable (2)	(1.2)	(0.9)	(2.0)
Adjusted operating cash flow	$39.1	($5.5)	$33.6

Capital expenditures	(6.1)	(6.2)	(12.3)
Adjusted free cash flow	$33.0	($11.6)	$21.3

(1) Primarily includes non-recurring expenses such as the non-acquisition severance related to cost reduction initiatives, reorganizations and executive transition costs; foreign currency transaction gains and losses; systems integrations; legal entity rationalization and non-recurring consulting and advisory fees.

(2)   Channel Client Deposits Payable represents client deposits for the incentive payment program associated with the Company's channel shaping application. The Company offers services to administer incentive payments to partners on behalf of the Company’s clients. The Company’s clients deposit these funds into a restricted cash account with an offset included as a liability in incentive program payable in the Consolidated Balance Sheets.

E2OPEN PARENT HOLDINGS, INC.

CONSOLIDATED CAPITAL

TABLE V

Description	Shares (000's)	Notes
Shares outstanding as of August 31, 2024	308,605	Shares outstanding
Common Units	30,692	Units issued in the Business Combination that have not been converted from common units to Class A common stock (Common units are represented by Class V shares).
Series B-2 Shares (unvested)	3,372	Represents the right to acquire shares of Class A common stock when the 20-day VWAP reaches $15.00 per share.
Restricted Common Units Series 2 (unvested)	2,628

Represents the right in E2open Holdings, LLC that converts into common units when the 20-day VWAP reaches $15.00. Upon conversion to common units, the holders can elect to convert the common units to Class A common stock.

Adjusted Basic Shares	345,297

Warrants	29,080	Outstanding warrants with an exercise price of $11.50.
Options (vested/unreleased and unvested)	6,305	Options issued to management under the long-term incentive plan.
Restricted Shares (vested/unreleased and unvested)	17,802	Restricted shares issued to employees, management and directors under the long-term incentive plan.
Fully Converted Shares	398,484